UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 25 January 2001
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

                                        Air Products and Chemicals, Inc.
                                --------------------------------------------------
                                (Exact name of registrant as specified in charter)


                Delaware                                     1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
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

Item 5.  Other Events.
----------------------

                AIR PRODUCTS REACTIVATES SHARE REPURCHASE PROGRAM

LEHIGH VALLEY, Pa. (January 25, 2001) - Air Products and Chemicals, Inc. (NYSE:APD) today announced it is reactivating its share repurchase program. Based on its current outlook, the company expects to purchase $100 million to $150 million of Air Products shares during fiscal 2001. A repurchase amount at the lower end of this range would offset expected growth in shares outstanding primarily due to share issuance associated with employee option exercises.

Air Products and Chemicals, Inc. (www.airproducts.com) is the world's only combined gases and chemicals company. Founded nearly 60 years ago, the business has annual revenues of more than $5 billion and operations in more than 30 countries. Through the understanding and dedication of its 17,000 employees around the world, the company has developed lasting relationships with over 100,000 customers, and has secured global market leadership positions in key industries.

***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors principally relating to available cash flows. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions; demand for the goods and services of Air Products; competitive factors in the industries in which it competes; the ability to recover increased energy and raw material costs from customers; the availability of utilities, particularly in California, to provide electrical power; changes in government regulation; success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in the jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.


Media Inquiries:

        Lisa Walsh, tel: (610) 481-5784; e-mail: walshla@apci.com
                                                 ----------------

Investor Inquiries:

        Alexander W. Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com
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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Air Products and Chemicals, Inc.
                                   --------------------------------
                                   (Registrant)



Dated: 25 January 2001        By:          /s/ Leo J. Daley
                                 ----------------------------------------
                                             Leo J. Daley
                                  Vice President - Finance and Controller
                                        (Chief Financial Officer)

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